Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-281442) of Porch Group, Inc.,
(2)Registration Statement (Form S-3 No. 333-277992) of Porch Group, Inc.,
(3)Registration Statement (Form S-8 No. 333-277983) pertaining to the Porch Group, Inc. 2020 Stock Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-270721) pertaining to the Porch Group, Inc. 2020 Stock Incentive Plan,
(5)Registration Statement (Form S-3 No. 333-252120) of Porch Group, Inc.,
(6)Registration Statement (Form S-8 No. 333-266751) pertaining to the Porch Group, Inc. 2020 Stock Incentive Plan, and
(7)Registration Statement (Form S-8 No. 333-253778) pertaining to the Porch Group, Inc. 2020 Stock Incentive Plan and Porch.com, Inc. 2012 Equity Incentive Plan;

of our report dated March 16, 2023 (except for Note 18, as to which the date is February 25, 2025), with respect to the consolidated financial statements of Porch Group, Inc. included in this Annual Report (Form 10-K) of Porch Group, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Seattle, Washington
February 25, 2025